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                                                                    Exhibit 99.4

                 Charter of the Audit Committee of the Trustees
                   of City Investing Company Liquidating Trust


I. Audit Committee Purpose

         The Audit Committee is comprised of Messrs Quirk and Carson, two of the three Trustees of City Investing Company Liquidating Trust, to fulfill its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

                  (a) Monitor the integrity of the Trust's financial reporting process (including development and maintenance of systems of internal accounting and financial controls).

                  (b) Monitor the integrity of the Trust's financial statements.

                  (c) Oversee the Trust's compliance with legal and regulatory requirements.

                  (d) Monitor the qualifications, independence, performance and compensation of the Trust's independent auditors.

                  (e) Provide an avenue of communication between the independent auditors and the Trustees concerning the Trust's quarterly and annual financial statements.

                  (f) Monitor compensation of Trustees.

         The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it shall have direct access to the independent auditors. The Audit Committee has the ability to retain, at the Trust's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.


II. Audit Committee Composition and Meetings

         Audit Committee members shall meet the requirements of NASDAQ, INC. ("Nasdaq") and the Securities and Exchange Commission ("SEC"). The Audit Committee shall be comprised of the aforementioned two Trustees, each of whom shall be free from any relationship that would interfere with the exercise of his independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and each shall be independent of the management of the Trust.

         The Committee shall meet at least annually. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet at least annually with the independent auditors to discuss any matters that the Committee believes should be discussed. In addition, a designated Trustee shall communicate with the independent auditors quarterly to review the Trust's quarterly financial statements and significant findings based upon the auditors' limited review procedures.





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III. Audit Committee Responsibilities and Duties

         Review Procedures

         1. The Committee shall review and reassess the adequacy of this Charter at least annually and make recommendations, as conditions dictate, to amend or revise this Charter. This Charter shall be filed as an exhibit to the Trust's next Annual Report on Form 10-K and thereafter at least once every three years.

         2. The Committee shall review and discuss with the independent auditors
         (a) the audited financial statements to be included in the Trust's Annual Report, (b) the quarterly financial statements filed on Form 10-Q and (c) the Trust's disclosures in the related "Management's Discussion and Analysis of Financial Condition and Results of Operations". The authority to review and discuss with the independent auditors the Forms 10-Q may be discharged by a designated member of the Committee.

         3. In connection with the annual audit and the review by the independent auditors of the financial information included in the Trust's Forms 10-Q, the Committee shall prior to the filing of the Form 10-K or Form 10-Q, as applicable, discuss with the independent auditors the matters required to be discussed by AICPA SAS No. 61.

         4. The Committee shall discuss, at least annually, the Trust's policies with respect to risk assessment and risk management. This discussion should cover the Trust's major financial risk exposures and the steps taken to monitor and control these exposures.

         5. The Committee shall review, at least annually, reports on legal compliance and litigation matters.

         6. The Committee shall be directly responsible for the retention, termination and oversight of the work of the Trust's independent auditors for the purpose of preparing or issuing an audit report or related work. The Trust's independent auditors shall report directly to the Committee.

         7. The Committee shall pre-approve all audit services (including comfort letters and statutory audits) and non-audit services rendered to the Trust by its independent auditors. The authority for such pre-approval may be discharged by a designated member of the Committee.

         8. The Committee shall review the Trust's independent auditors timely reports concerning:

                      (a) all critical accounting policies and practices;

                      (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed, the ramifications of the use of such alternative treatments and the treatment preferred by the independent auditors; and

                      (c) other material communications between the independent auditors and the Trustees (such as any management letter or schedule of unadjusted differences).

         9. The Committee shall:

                  (a) review, at least annually, a report from the independent auditors describing, to the extent permitted under applicable auditing standards: (a) the independent auditors' internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by






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                  governmental or professional authorities, within the preceding five years, dealing with one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and (c) (to assess the independent auditors' independence) all relationships between the independent auditors and the Trust;

                  (b) review and discuss with the independent auditors any relationship or service that may impact the objectivity and independence of the independent auditors; and

                  (c) take appropriate action in response to the independent auditors' report to satisfy itself of the auditors' independence.

         After reviewing the foregoing report and the independent auditors' work throughout the year, the Committee shall evaluate the independent auditors' qualifications, performance and independence. This evaluation should include the review and evaluation of the lead partner of the independent auditors. The Committee should further consider whether, in order to assure the continuing independence of the independent auditors, there should be rotation of the lead audit partner more frequently than required by law, or a rotation of audit firms.

         10. The Committee shall discuss with the independent auditors the development and maintenance of systems for the Trust's internal controls and financial controls.

         11. The independent auditors are ultimately accountable to the Trustees. The Audit Committee shall review the independence and performance of the auditors and annually recommend the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

         12. The Committee shall:

                  (a) Meet at least annually with the Administrator, and more frequently upon her request, for the purpose of addressing accounting, auditing and internal control matters affecting the Trust;

                  (b) such meetings shall be private (i.e. without notice to or participation by the functional equivalent of the Chief Executive Officer or the Chief Financial Officer of the Trust) and the matters discussed shall remain confidential;

                  (c) the Committee will gather such information, explanation and other information as it believes relevant to conduct a review of any concerns submitted by the Administrator and will acknowledge, review and record its action with respect to all such meetings;

                  (d) the Committee shall meet with the Administrator and reach a decision with respect to any submitted concern within 30 days of the date of a request for a confidential meeting;

                  (e) the Administrator shall not be discriminated against in any manner for availing herself of the right to so meet with the Audit Committee; and

                  (f) the Committee shall follow procedures similar to those described in subparagraphs (b) through (e) with respect to any matter which is brought or comes to its attention from any other person, agent or source which could affect the accuracy or integrity of the Trust's accounting, auditing, internal control procedures or financial statements.

         13. On an annual basis, the Committee should review and discuss with the independent auditors any actual or apparent conflicts between personal and professional relationships they have with the Trust that could impair the auditors' independence.

         14. Review the independent auditors audit plan--discuss scope, staffing, reliance upon the Trustees and Administrator, and general audit approach.

         15. Consider the independent auditors' judgments about the quality and appropriateness of the Trust's accounting principles as applied in its financial reporting.

         Legal Compliance

         16. On at least an annual basis, review with the Trust's counsel, any legal matters that could have a significant impact on the Trust's financial statements, the Trust's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

         Compensation

         17. No member of the Committee may receive, directly or indirectly, any compensation from the Trust for consulting, advisory or any other services performed, other than fees paid to Trustees pursuant to
         Section 9.1 of the Trust Agreement.